Exhibit 99.1

FOR IMMEDIATE RELEASE
May 10, 2018

AMERICAN CAPITAL SENIOR FLOATING, LTD. ANNOUNCES INITIATION OF PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION

REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2018 AND DECLARES MONTHLY CASH DISTRIBUTIONS OF $0.097 PER SHARE FOR EACH OF MAY, JUNE AND JULY 2018

New York, NY - May 10, 2018 - American Capital Senior Floating, Ltd.  (“ACSF” or the “Company”) (NASDAQ:ACSF) announced today that the Company’s Board of Directors (the “Board”) has determined, after conducting a strategic review, that it is in the best interest of the Company and its stockholders to initiate a plan of liquidation and dissolution that includes the sale of all or substantially all of the Company’s assets and the distribution of the net proceeds to the Company’s stockholders, after which the Company will be dissolved.
Accordingly, the Company’s Board has approved a Plan of Complete Liquidation and Dissolution of the Company (the “Plan”), which must be approved by the Company’s stockholders. The Company intends to hold a special meeting of stockholders to seek approval of the Plan and has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission today.
If the Company’s stockholders approve the Plan, the Company intends to, among other things, convert all or substantially all of its assets into cash, pay all of the Company’s other known liabilities and make provisions for contingent liabilities, and make one or more distributions to its stockholders of cash available for distribution.
“As we have discussed with stockholders, the Company lacks scale and has limited opportunities for growth in earnings due to challenging conditions in the liquid credit market. ACSF also suffers from an inability to accretively raise additional equity capital to grow due to the stock trading at a significant discount to its net asset value,” said Kevin Braddish, President and Chief Executive Officer of ACSF. “Therefore, we have explored various strategic alternatives and concluded that a managed liquidation and distribution of the company’s net assets to stockholders provides the most attractive option to enhance stockholder value.”

Based on the fair value of our portfolio as of March 31, 2018, we currently estimate that, following the sale of the Company’s portfolio assets and after deducting for estimated expenses in connection with the liquidation and dissolution of the Company and the payment of all of the Company’s estimated other liabilities, the aggregate amount of distributions received by each stockholder (including cumulative dividends declared and payable after March 31, 2018) will be between 97% to 99% of the Company’s net asset value (“NAV”) per share as of March 31, 2018 of $13.11. This estimate is subject to certain assumptions, which are more fully described in the preliminary proxy statement that was filed today. The actual distributions received by each stockholder could be more or less than this estimated range and the timing of the asset sales and distributions is uncertain.

FIRST QUARTER 2018 FINANCIAL HIGHLIGHTS

ACSF also announced financial results for its first quarter ended March 31, 2018.

ACSF reported net investment income of $2.2 million, or $0.22 per share, and net earnings of $3.1 million, or $0.31 per share, for the quarter ended March 31, 2018 and NAV of $131.1 million, or $13.11 per share, as of March 31, 2018.

•	Investing activities

◦	Invested $24.7 million into 13 new loan obligors and 10 existing loan obligors

◦	Sold $18.1 million of investments and received $13.5 million of repayments, including distributions received from our collateralized loan obligations (“CLOs”)

•	Net investment income of $0.22 per share, or $2.2 million

◦	Decreased $0.03 per share from Q4 2017 net investment income of $0.25 per share

•	Net realized and unrealized gain on investments of $0.09 per share, or $0.9 million

•	Net earnings of $0.31 per share, or $3.1 million

◦	Increased $0.06 per share from Q4 2017 net earnings of $0.25 per share due to higher net realized and unrealized gains on investments in Q1 2018 as compared to Q4 2017

•	NAV of $13.11 per share, or $131.1 million

◦	$0.02 per share increase from December 31, 2017 NAV per share of $13.09

•	Monthly cash distributions to stockholders of $0.097 per share ($0.291 for the quarter)

◦	8.9% annualized yield on the March 31, 2018 NAV per share

◦	10.4% annualized yield on the March 31, 2018 closing market price of $11.15 per share

•	$224.6 million investment portfolio at fair value

◦	$169.6 million, or 75.5%, of first lien floating rate loans and $13.0 million, or 5.8%, of second lien floating rate loans, together diversified across 121 issuers and 37 industries

◦	$42.0 million, or 18.7%, of equity in CLOs, invested in 24 issuers across 17 different collateral managers

•	7.20% investment portfolio yield at cost

•	4.10% cost of funds

•	0.72x debt to equity ratio

In addition, at March 31, 2018, the Company had $3.6 million in cash and cash equivalents and $41.2 million of available capacity on its wholly owned consolidated financing subsidiary’s, ACSF Funding I, LLC (“ACSF Funding”), revolving credit facility.

DISTRIBUTIONS TO STOCKHOLDERS

On May 10, 2018, the Company announced the declaration of monthly cash distributions to stockholders of $0.097 per share for each of May, June and July 2018. This cash distribution rate represents an 8.9% annualized yield on the March 31, 2018 NAV per share of $13.11 and a 10.4% annualized yield on the March 31, 2018 closing market price per share of $11.15. The monthly cash distributions will be paid to common stockholders of record as set forth in the table below:

	Distributions to Stockholders per Share	Record Date	Ex-Dividend Date	Payment Date
May 2018	$0.097	May 21, 2018	May 18, 2018	June 4, 2018
June 2018	$0.097	June 20, 2018	June 19, 2018	July 5, 2018
July 2018	$0.097	July 20, 2018	July 19, 2018	August 2, 2018

ACSF’s Board of Directors considers estimated taxable income, GAAP income and economic performance when determining distributions to stockholders. Actual taxable income may differ from GAAP income due to temporary and permanent differences in income and expense recognition and changes in unrealized appreciation and depreciation on investments.

In light of the initiation of the Plan discussed above, the Board will evaluate the payment of dividends by the Company on a monthly basis after the payment of the July 2018 dividend.

STOCKHOLDER CALL

ACSF invites stockholders, prospective stockholders and analysts to attend the ACSF stockholder call on May 10, 2018 at 12:00 pm (Eastern Time). All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the home page of the Investor Relations section of our website at www.acsf.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061. All callers will need to enter the Participant Elite Entry Number 7363768 followed by the # sign and reference “American Capital Senior Floating” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through     May 24, 2018 at 5:00pm (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10119904. An archived replay will also be available on a webcast link located on the home page of the Investor Relations section of our website.

ABOUT AMERICAN CAPITAL SENIOR FLOATING, LTD.

American Capital Senior Floating, Ltd. (NASDAQ: ACSF) is a diversified closed-end investment management company that invests primarily in senior first lien and second lien floating rate loans to large-market U.S. based companies and in debt and equity tranches of collateralized loan obligations collateralized by senior floating rate loans. The Company has elected to be treated as a business development company under the 1940 Act. The Company is externally managed by Ivy Hill Asset Management, L.P. For further information, please refer to www.ACSF.com.

ABOUT IVY HILL ASSET MANAGEMENT, L.P.

Ivy Hill Asset Management, L.P., a wholly owned portfolio company of Ares Capital Corporation (NASDAQ: ARCC), is an SEC-registered investment adviser, comprised of an experienced team of investment professionals focused on investing in and managing primarily middle market senior secured assets through structured investment vehicles and managed accounts. As of March 31, 2018, IHAM had total assets under management of approximately $4.9 billion across 22 vehicles.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking information and statements. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Forward-looking statements are not guarantees of performance or results, and involve known and unknown risks, uncertainties (some of which are beyond the Company’s control), assumptions and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. Should one or more of these risks or uncertainties materialize, the Company’s actual results may vary in material respects from those projected in any forward-looking statements. A detailed discussion of these and other factors that may affect future results is contained in our filings with the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

On the date of this filing, the Company has filed a preliminary proxy statement with the SEC. The Company plans to file with the SEC and mail to its stockholders a definitive proxy statement (the “definitive proxy statement”) and other relevant materials. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF COMPLETE LIQUIDATION AND DISSOLUTION OF THE COMPANY. Stockholders will be able to obtain the definitive proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, free of charge, from the SEC’s website at www.sec.gov and from the Company’s website at www.acsf.com. Stockholders may also obtain free copies of the definitive proxy statement, the other relevant materials and and other documents filed with the SEC from the Company by contacting the Company’s Investor Relations Department at (888) 818-5298.

PARTICIPANTS IN THE SOLICITATION

The Company and its directors and officers and employees of Ivy Hill Asset Management, L.P. or its affiliates may be deemed to be participants in the solicitation of proxies in connection with the meeting. Information regarding the Company’s directors and executive officers is available in the Company’s annual report for the year ended December 31, 2017 on Form 10-K (the “ACSF Annual Report”), filed with the SEC on March 14, 2018, and the preliminary proxy statement filed with the SEC on the date hereof. To the extent holdings of securities by such directors or executive officers have changed since the amounts disclosed in the preliminary proxy statement, such changes will be reflected on Statements of Change in Ownership on Form 4 filed by such directors or executive officers, as the case may be, with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other relevant materials when such documents become available. These documents may be obtained free of charge from the sources indicated above.

Investor Relations Contact:

American Capital Senior Floating, Ltd.
Carl Drake or Veronica Mendiola
(888) 818-5298
iracsf@aresmgmt.com

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